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                                                                    EXHIBIT 10.2


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


                         HORSESHOE GAMING HOLDING CORP.

                       PROMISSORY NOTE DUE JANUARY 2, 2004


$3,615,649.00                                                    October 1, 2000
                                                              New York, New York


         FOR VALUE RECEIVED, HORSESHOE GAMING HOLDING CORP., a Delaware company (the "Company"), subject to Section 3 hereof, promises to pay, on or before January 2, 2004 (the "Maturity Date"), to the order of Patrick Savin (the "Holder"), at the Company's offices at 2300 Empress Road, Joliet, Illinois 60436, or in accordance with such other instructions as the Holder (or any other entity entitled to payment hereunder) may hereafter designate from time to time in writing, the principal sum of THREE MILLION SIX HUNDRED FIFTEEN THOUSAND, SIX HUNDRED AND FORTY NINE DOLLARS ($3,615,649.00) in lawful money of the United States, with interest on the unpaid principal amount from the date of this Promissory Note (together with all supplements, amendments or modifications hereto and replacements or renewals hereof, this "Note") to and including the date of payment, calculated as provided below.

         1. Purchase Agreement. This Note is issued pursuant to the terms and conditions of a Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), between the Company and the Holder, as consideration for the repurchase by the Company of the Holder's shares in the Company (the "Shares").

         2. Interest. The Company promises to pay simple interest on the outstanding principal amount of this Note at a rate equal to 10% per annum (the "Interest Rate") from October 1, 2000 until the Maturity Date or the earlier acceleration of this Note pursuant to Section 6 of this Note, when all accrued interest shall be immediately due and payable. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Subject to the terms of (a) the Credit Agreement dated as of June 30, 1999 (the "Credit Agreement"), among the Company, as Borrower, the lenders listed therein, DLJ Capital Funding, Inc., as Syndication Agent, Canadian Imperial Bank of Commerce, as Administrative Agent and Wells Fargo Bank, National Association, as Documentation Agent; (b) the Indenture dated as of June 15, 1997 (the "9 3/8% Indenture"), as

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the same shall have been amended to date, for Horseshoe Gaming, L.L.C. (the
"LLC") 9 3/8% Senior Subordinated Notes due 2007, among the LLC, Robinson Property Group, Limited Partnership, New Gaming Capital Partnership, Horseshoe Entertainment, Horseshoe GP, Inc., Bossier City Land Corporation and Texas Trustee; (c) the Indenture dated as of May 11, 1999 (the "8 5/8% Indenture"), for the Company's 8 5/8% Senior Subordinated Notes due 2009 (the "Senior Subordinated Notes"), by and between the Company and U.S. Trust Company, National Association (the documents described in (a), (b) and (c) above being referred to as the "Financing Documents"); and (d) the various agreements entered into prior to the date hereof to repurchase the interests of various former employees and members of the Company (collectively, the "Repurchase Agreements") which, among other things, do not permit the Company to make principal payments on the repurchase of the Shares prior to the repayment in full of amounts due under the Repurchase Agreements, the Company shall pay accrued interest semiannually on June 30 and December 31 of each year, beginning on December 31, 2000. If the Company does not pay in cash all interest due (for whatever reason, including but not limited to, not being permitted to make interest payments under the Financing Documents or the Repurchase Agreements), then the interest shall accrue and be compounded at a rate equal to 12% per annum until the earlier of the date such interest is paid (at which time interest will continue to accrue at the Interest Rate), the maturity date of this Note and the earlier acceleration of this Note pursuant to Section 6 of this Note.

         3. Payment of Principal.

         (1) If the Company is not permitted under the terms of the Financing Documents or the Repurchase Agreements to pay the principal of this Note in full on the Maturity Date, then the payment of the portion of the principal on this Note which may not be paid may be delayed until such date as such principal payments are permitted under the terms of the Financing Documents and the Repurchase Agreements. However, the portion of this Note which may be paid on the Maturity Date shall be paid on the Maturity Date and the balance shall be paid promptly thereafter as permitted by the Financing Documents and the Repurchase Agreements.

         (2) If the Company does not pay the principal of this Note in full on the Maturity Date (for whatever reason, including, but not limited to, not being permitted to make principal payments under the Financing Documents or the Repurchase Agreements), then the Company promises to pay, in cash, interest to the Holder on the unpaid portion of the principal and accrued interest at the rate of 12% per annum until all amounts due and owing are paid in full; the Company must, however, pay the principal and accrued interest of this Note in full no later than January 2, 2006.

         4. Optional Prepayment. The Company, at its option, may prepay all or any portion of this Note, at any time, by paying an amount equal to the outstanding principal amount of this Note, or a portion thereof, together with interest accrued and unpaid thereon to the date of prepayment and any other amounts due under this Note, without penalty or premium.


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         5. Application of Payments. All mandatory payments under Section 3 of this Note and all optional prepayments under Section 4 of this Note shall include payment of accrued interest on the principal amount so paid or prepaid and all other amounts due under this Note and shall be applied, first to all reasonable costs, fees, and expenses incurred by the Holder in the exercise of the Holder's rights hereunder, second to payment of other accrued interest, and thereafter to principal.

         6. Acceleration. At the option of the Holder, this Note may accelerate and the outstanding principal of and all accrued interest on this Note may become immediately due and payable, if a Change in Control (as defined in the 8 5/8% Indenture) or an Event of Default (as defined in the 8 5/8% Indenture) occurs, which Change of Control or Event of Default results in the acceleration and repayment of all of the Senior Subordinated Notes.

         7. Replacement Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Company from the Holder and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Company will make and deliver a new note of like tenor in lieu of such lost, stolen, destroyed or mutilated note.

         8. Pari Passu. This Note is pari passu with and equal in right of payment with any and all existing and future bank debt and senior in right of payment to any and all existing and future subordinated debt, including but not limited to the Senior Subordinated Notes; the Holder acknowledges that bank debt is secured debt and this Note is an unsecured obligation of the Company.

         9. Amendment. Any amendment, supplement or modification of or to any provision of this Note shall be effective only with the express written consent of the Company and the Holder.

         10. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company or the Holder shall bind its successors and assigns, whether so expressed or not.

         11. Governing Law. This Note and the rights and obligations of the Company and the Holder hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New
York), without regard to conflicts of laws principles.

         12. Variation in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         13. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                                     HORSESHOE GAMING HOLDING CORP.



                                     By: /s/ Kirk C. Saylor
                                         ---------------------------------------
                                         Kirk C. Saylor, Chief Financial Officer



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